Exhibit 10.13

NATIONAL SEMICONDUCTOR CORPORATION

RESTRICTED STOCK PLAN

(AS AMENDED EFFECTIVE JULY 18, 2007)

1.	Objective

The National Semiconductor Corporation Restricted Stock Plan is designed to further the growth, development and financial success of the Company by providing additional incentives to certain Employees by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

2.	Definitions

Whenever used in this Plan, the following terms shall have the meaning set forth below unless the context clearly indicates to the contrary.

Award: Restricted Stock Unit or Restricted Stock awarded to a Participant pursuant to the Plan.

Board: The Board of Directors of National Semiconductor Corporation.

Committee: The Compensation Committee of the Board.

Common Stock: National Semiconductor Corporation’s common stock, par value $.50 per share.

Company: National Semiconductor Corporation (“NSC”), a Delaware corporation, and any corporation in which NSC controls directly or indirectly more than fifty percent (50%) of the combined voting power of voting securities.

Disability: Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company’s disability benefit plans or any successor plan thereto.

Employee: An individual in the regular employ of the Company at any time.

Fair Market Value: As of given date, the Fair Market Value of a share of the Common Stock shall be the opening stock price of the Common Stock on the New York Stock Exchange on such date or if the Common Stock is not traded on such day, then on the immediately preceding trading day on the New York Stock Exchange.

Officer: An Employee of the Company who is appointed or elected by the Board to serve as an officer of National Semiconductor Corporation.

Participant: An Employee who has been granted an Award pursuant to the Plan.

Plan: This National Semiconductor Corporation Restricted Stock Plan.

Restricted Stock: Common Stock issued pursuant to the terms of this Plan that is subject to certain restrictions and may be subject to the risk of forfeiture.

Restricted Stock Unit: An Award issued pursuant to Section 6 of the Plan.

Retirement: Permanent termination of employment with the Company and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is then (10) or more, and (b) the terminating employee has certified to the Secretary that he or she does not intend to engage in a full-time vocation.

Secretary: The Secretary of National Semiconductor Corporation.

Termination of Employment: The time when the employee-employer relationship between the Participant and the Participant’s employer is terminated for any reason, with or without cause, including, but not by way of limitation, a termination upon the sale , merger or other disposition of Participant’s employer; by reduction in force; resignation; discharge; death; Disability; or Retirement, but excluding (i) terminations where there is a simultaneous reemployment by the Company, or (ii) terminations where the Participant continues a relationship (e.g., as a director or as a consultant) with the Company.

Vesting Date: Date that the restrictions and/or risk of forfeiture of an Award lapse.

3.	Shares Subject to the Plan

(a)	The shares of stock which may be issued pursuant to Awards shall be shares of Common Stock. The aggregate number of such shares which may be issued pursuant to Awards shall not exceed 4,000,000.

(b)

Any shares issued pursuant to an Award that are reacquired by National Semiconductor Corporation pursuant to the restrictions thereon may again be utilized under this Plan, subject to the limitations of Section 3A.

(c)

In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of National Semiconductor Corporation, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by National Semiconductor Corporation (provided, however, that conversion of any convertible securities or notes of National Semiconductor Corporation shall not be deemed to have been “effected without receipt of consideration”), the Committee shall make appropriate adjustments in the number and kind of shares which may be issued pursuant to Awards, including adjustments of the limitations in Section 3.A on the maximum number and kind of shares which may be issued pursuant to Awards.

4.	Granting of Awards

(a)	Any Employee of the Company who is not an Officer shall be eligible to be granted an Award. Officers are not eligible to be granted Awards under this Plan.

(b)	The Committee shall from time to time, in its absolute discretion:

(i)	Select from among Employees (including Employees to whom Awards have previously been granted) those to be granted Awards;

(ii)	Determine the number of shares of Common Stock to be issued pursuant to any Award to such selected Employees; and

(iii)	Determine the purchase price, if any, and other terms and conditions applicable to the shares subject to an Award, consistent with the Plan.

(c)

Shares of Common Stock issued pursuant to an Award may be either previously authorized but unissued shares or issued shares which have been reacquired by National Semiconductor Corporation. The Committee shall establish the purchase price (if any) and form of payment for shares of Common Stock subject to an Award. In all cases legal consideration shall be required for each issuance of shares of Common Stock pursuant to an Award.

(d)

Upon the selection of an Employee to be issued Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on issuance as it deems appropriate.

5.	Terms of Restricted Stock

(a)

Restricted Stock shall be issued only pursuant to a Restricted Stock Agreement entered into between the Participant and the Company, which may be in written or electronic form and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

(b)

The consideration for the issuance of Restricted Stock shall be set by the Committee; provided, however, that such price shall not be less than the par value of a share of Common Stock on the date of grant, unless otherwise permitted by applicable state law.

(c)

Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 5.F, the Participant awarded Restricted Stock shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

(d)

Unless otherwise approved by the Committee, no shares of Restricted Stock issued under this Plan may be sold, assigned or otherwise transferred until at least one year has elapsed from the date the Restricted Stock was issued. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such other restrictions, including performance based restrictions, as the Committee shall provide in the terms of each individual Restricted Stock Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it determines to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. All restrictions imposed pursuant to this Section 5.D shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

(e)

Each individual Restricted Stock Agreement shall provide that Restricted Stock subject to restrictions under the Restricted Stock Agreement shall be reacquired by National Semiconductor Corporation immediately upon a Termination of Employment for any reason; provided, however, that the Committee may provide that no such reacquisition shall occur in the event of a Termination of Employment because of the Restricted Stockholder’s Retirement or Disability or death. If the Committee has determined that no such reacquisition shall occur in the event of a Termination of Employment because of a Restricted Stockholder’s Disability or death, the restrictions imposed under the Restricted Stock Agreement shall immediately expire and the shares of the Common Stock shall become available without restriction to the Restricted Stockholder or to the Restricted Stockholder’s estate, as applicable. In cases where the Committee has determined that no such reacquisition shall occur in the event of a Termination of Employment because of a Restricted Stockholder’s Retirement: (i) any time-based restrictions imposed under the Restricted Stock Agreement shall immediately expire and the shares of Common Stock will become available to the Restricted Stockholder without restriction; (ii) any performance-based restrictions imposed under the Restricted Stock Agreement shall not expire and shares of Common Stock will not become available without restriction to the Restricted Stockholder until the applicable performance period has been completed, the performance has been measured, and the final number of shares of Common Stock earned by the Restricted Stockholder has been determined. Except as provided herein, the Committee shall have the discretion to determine the effect of all matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, the question of whether a Termination of Employment has occurred upon the sale, merger or other disposition of the Participant’s employing company, and all questions of whether particular leaves of absence constitute Termination of Employment.

(f)

The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or are removed. In no event shall any Participant awarded Restricted Stock retain physical custody of any certificates representing Restricted Stock issued to him or her.

(g)

The Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

6.	Restricted Stock Units

(a)

The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, including performance conditions, as it deems appropriate. Unless otherwise approved by the Committee, the minimum vesting period for Restricted Stock Units shall be one year. On the Vesting Date, National Semiconductor Corporation shall transfer to the Participant one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

(b)	The term of any Restricted Stock Units shall be set by the Committee in its discretion but shall not be longer than ten years.

(c)

The Committee may establish the purchase price, if any, of any Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Common Stock on the date of grant, unless otherwise permitted by applicable state law.

(d)

An Award of Restricted Stock Units shall only be payable while the Participant is an Employee; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s Retirement, death or Disability. If the Committee has determined that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s death or Disability, the Award shall be paid to the Participant (or the Participant’s estate, as applicable) immediately upon the Participant’s Termination of Employment by reason of the Participant’s death or Disability. If the Committee has determined that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s Retirement: (i) in cases of time-based vesting conditions, the Award will be paid immediately upon Retirement; (ii) in cases of performance-based vesting conditions, the Award will be paid only after the applicable performance period has been completed, the performance has been measured, and the final Award amount has been determined. Except as provided herein, the Committee shall have the discretion to determine the effect of all matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, the question of whether a Termination of Employment has occurred upon the sale, merger or disposition of the Participant’s employing company, and all questions of whether particular leaves of absence constitute Termination of Employment.

(e)	Any Award granted pursuant to this Section 6 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

7.	Provisions Applicable to Awards

(a)

Upon the merger or consolidation of National Semiconductor Corporation with or into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of National Semiconductor Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of National Semiconductor Corporation) of all or substantially all of National Semiconductor Corporation’s assets or 51% or more of National Semiconductor Corporation’s then outstanding voting stock, or the liquidation or dissolution of National Semiconductor Corporation, the restrictions imposed under the Restricted Stock Agreements and Award Agreements shall immediately expire.

(b)

Nothing in this Plan or in any Restricted Stock Agreement or Award Agreement shall confer upon any Participant any right to continue in the employ of Participant’s employer, or interfere with or restrict in any way the rights of Participant’s employer to terminate or discharge any Participant at any time for any reason whatsoever. The Participant’s employer shall retain the absolute and unrestricted right to terminate a Participant’s employment at any time for any reason.

(c)

National Semiconductor Corporation’s obligation to issue or deliver to the Participant any certificate or certificates for unrestricted shares of stock or to pay to the Participant any dividends or make any distributions with respect to any Award is expressly conditioned upon receipt from the Participant, on or prior to the date the same is required to be withheld, of:

(i)	Full payment (in cash or by check) of any amount that must be withheld by the Participant’s employer for federal, state, local and/or other tax purposes; or

(ii)

Subject to the Committee’s consent and Section 7.C.(iii), full payment by delivery to National Semiconductor Corporation of unrestricted shares of Common Stock previously owned by the Participant duly endorsed for transfer to National Semiconductor Corporation by the Participant with an aggregate Fair Market Value (determined, as applicable, as of the date of the lapse of the restrictions or vesting, or as of the date of the distribution) equal to the amount that must be withheld by the Participant’s employer for federal, state, local and/or other tax purposes; or

(iii)

With respect to the withholding obligation for shares of Restricted Stock that become unrestricted shares of stock as of a Vesting Date or shares of unrestricted Common Stock issued pursuant to an Award, subject to the Committee’s consent and to the timing requirements set forth in this Section 7.C.(iii), full payment by retention by the Company of a portion of such shares of unrestricted Common Stock with an aggregate Fair Market Value (determined as of the Vesting Date) equal to the amount that must be withheld by the Participant’s employer for federal, state and/or local tax purposes; or

(iv)	Subject to the Committee’s consent, any combination of payments provided for in the foregoing subsections (i), (ii), or (iii).

8.	Administration

(a)

The Committee shall have the duty to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and all other documents relating to Awards and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee may delegate any of its rights and duties under this Plan to the Chief Executive Officer of National Semiconductor Corporation.

(b)

All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Award.

9.	Other Provisions

(a)

No Award, or interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Participant or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 9.A shall prevent transfers by will or by the applicable laws at descent and distribution.

(b)

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore issued. No Award may be issued during any period of suspension or after termination of the Plan.

(c)

This Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company, to issue restricted or unrestricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the issuance of restricted or unrestricted stock in connection with the acquisition in any form of the business, stock or assets of any corporation, firm or association.